                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )


      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-12

                                    PENN NATIONAL GAMING, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

                                                     N/A
      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]
                           PENN NATIONAL GAMING, INC.

                       825 BERKSHIRE BOULEVARD, SUITE 200
                         WYOMISSING, PENNSYLVANIA 19610

                            ------------------------


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 23, 2001



    NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Penn National Gaming, Inc. (the "Company"), a Pennsylvania corporation, will be held on July 23, 2001, at 10:00 a.m., local time, at the offices of Schnader Harrison Segal & Lewis, LLP, 38th Floor, 1735 Market Street, Philadelphia, Pennsylvania 19103 for the following purposes:


    1. To approve an amendment to the Company's Amended and Restated Articles of Incorporation, as amended, to increase the number of shares of Common Stock, par value $.01 per share, that the Company is authorized to issue from 20,000,000 shares to 200,000,000 shares.

    2. To consider and transact such other business as may properly come before the Special Meeting or any postponement or adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Special Meeting.

    Only shareholders of record at the close of business on June 25, 2001 are entitled to notice of and to vote at the Special Meeting and any postponement or adjournment thereof. All shareholders are cordially invited to attend the Special Meeting in person. Any shareholder attending the Special Meeting may vote in person even if such shareholder previously signed and returned a proxy.

                                          BY ORDER OF THE BOARD OF DIRECTORS,
                                          Robert S. Ippolito
                                          SECRETARY


Wyomissing, Pennsylvania
July 3, 2001


WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED FOR THAT PURPOSE TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                     [LOGO]
                           PENN NATIONAL GAMING, INC.

                       825 BERKSHIRE BOULEVARD, SUITE 200
                         WYOMISSING, PENNSYLVANIA 19610

                            ------------------------


                                PROXY STATEMENT
                        SPECIAL MEETING OF SHAREHOLDERS
                                 JULY 23, 2001



    This Proxy Statement and the enclosed Proxy are first being sent or given to shareholders of Penn National Gaming, Inc. (the "Company") on or about July 5, 2001, in connection with the solicitation of proxies for use at a Special Meeting of Shareholders of the Company to be held on July 23, 2001 (the "Special Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special Meeting will be held at the offices of Schnader Harrison Segal & Lewis, LLP, 38th Floor, 1735 Market Street, Philadelphia, Pennsylvania 19103. This solicitation is being made on behalf of the Board of Directors of the Company.


                 INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD DATE AND SHARES OUTSTANDING


    The Board of Directors has fixed the close of business on June 25, 2001, as the record date ("Record Date") for the determination of shareholders of the Company entitled to notice of, and to vote at, the Special Meeting. On the Record Date, 15,471,850 shares (excluding shares held in treasury) of the Company's Common Stock were issued and outstanding and entitled to vote at the Special Meeting.


REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company written notice of revocation or a duly executed proxy bearing a later date or by attending the Special Meeting and voting in person.

VOTING AND SOLICITATION

    The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast is necessary for a quorum to be present at the Special Meeting. Each share of the Company's Common Stock outstanding is entitled to one vote on each matter which may be brought before the Special Meeting.

    Proxies given in the form enclosed, unless previously revoked, will be voted at the Special Meeting in accordance with the instructions contained therein, AND IF NO CHOICE IS SPECIFIED, WILL BE VOTED IN FAVOR OF THE PROPOSAL SET FORTH IN THE NOTICE OF MEETING. Assuming a quorum is present, the affirmative vote of a majority of the votes cast at the Special Meeting is required for (i) the approval of the amendment; and (ii) the approval of any other matters which may properly come before the Special Meeting or any postponement or adjournment thereof. For purposes of determining the number of votes cast, only those cast "for" or "against" are counted. Abstentions and broker non-votes are not considered "cast" but are counted for purposes of determining whether a quorum is present at the Special Meeting. Under Pennsylvania law, a quorum is required to conduct business at the Special Meeting.

    It is expected that the solicitation of proxies will be conducted primarily by mail. Proxies also may be solicited personally or by telephone, telegraph, telecopy or via the internet. The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies also may be solicited by certain directors, officers and employees of the Company, without additional compensation, personally or by telephone, telegram, telecopy or via the internet.

PROPOSAL 1: AMENDMENT OF THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF
                       AUTHORIZED SHARES OF COMMON STOCK


    On June 19, 2001, the Board of Directors declared advisable and unanimously approved an amendment to the Amended and Restated Articles of Incorporation, as amended (the "Articles of Incorporation"), of the Company to increase the aggregate number of shares of Common Stock that the Company is authorized to issue from 20,000,000 shares to 200,000,000 shares (the "Amendment").



    If approved by the shareholders, the Amendment will become effective upon the filing of Articles of Amendment to the Articles of Incorporation with the Secretary of the Commonwealth of Pennsylvania. The Amendment would change
Article 4, subparagraph (a) of the Articles of Incorporation to read in its entirety as follows:


    "4. The aggregate number of shares which this Corporation shall have the authority to issue is:

       (a) Two hundred million (200,000,000) shares of Common Stock with a par value of $.01 per share; and"

PURPOSE AND EFFECT OF THE AMENDMENT

    As of the Record Date, of the Company's 20.0 million authorized shares of Common Stock, approximately 15.5 million shares were issued and outstanding, and approximately 2.6 million shares were reserved for future issuance under the Company's equity compensation plans, of which, currently, approximately
1.9 million are covered by outstanding options and approximately 700,000 are available for grant or award. Based upon the foregoing number of outstanding and reserved shares of Common Stock, the Company currently has approximately
1.9 million shares of Common Stock remaining available for issuance for other purposes.


    The Board of Directors believes that it is in the Company's best interests to increase the number of authorized but unissued shares of Common Stock to have additional shares available to meet the Company's future business needs as they arise. The Company has filed a shelf registration statement with the Securities and Exchange Commission seeking to register $300.0 million of securities of the Company, including its Common Stock. However, the Company has no present arrangements, agreements, understandings or plans for the use of the additional shares proposed to be authorized, including those shares that could be sold under the shelf registration statement, if such registration statement is declared effective. The Board of Directors believes that the availability of such additional shares will provide the Company with the flexibility to issue Common Stock for a variety of other purposes the Board may deem advisable without further action by the Company's shareholders, unless required by law, regulation or Nasdaq Marketplace rule. These purposes could include, among other things, the sale of stock to obtain additional capital funds or to acquire other companies, business or assets; to provide equity-based compensation and other employee benefit plans for employees, consultants and others; to declare future stock splits or distributions; and for other bona fide purposes.


    There will be no change in the voting rights, dividend rights, liquidation rights, preemptive rights or any other shareholder rights as a result of the proposed Amendment. The additional shares might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present holders of Common Stock.

POTENTIAL ANTI-TAKEOVER EFFECT

    The proposed Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of the Amendment. The increased number of authorized shares of Common Stock could discourage, or be used to impede, an attempt to acquire or otherwise change control of the Company. The private placement of shares of Common Stock into "friendly" hands, for example, could dilute the voting strength of a party seeking control of the Company.

    Furthermore, many companies, including the Company, have issued rights to acquire shares of Preferred Stock to the holders of its Common Stock to discourage or defeat unsolicited share accumulation programs and acquisition proposals, which programs or proposals may be viewed by the Board of Directors as not in the best interest of the Company and the shareholders. Under the terms set forth in a Rights Agreement dated as of March 2, 1999 between the Company and Continental Stock Transfer and Trust Company (the "Rights Agreement"), each outstanding share of Common Stock includes one right. Each right entitles the registered holder, subject to the terms of the Rights Agreement, to purchase from the Company one unit, equal to one one-hundredth of a share of the Company's Series A Preferred Shares, par value $.01 per share, at an exercise price of $40.00 per unit, subject to adjustment. The rights are attached to all certificates representing outstanding shares of the Company's Common Stock, and no separate rights certificates have been distributed.

    In addition to the Series A Preferred Stock issuable pursuant to the Rights Agreement, the Board of Directors is authorized to issue shares of Preferred Stock in one or more other series without further action by the Company's shareholders, unless required by law, regulation or Nasdaq Marketplace rule. The Board of Directors is authorized to establish the rights, preferences, privileges and restrictions, including, but not limited to, voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of such series of Preferred Stock. The authority of the Board of Directors to issue other series of Preferred Stock and to set the terms of such Preferred Stock also could discourage or defeat unsolicited share accumulation programs and acquisition proposals.

    Although the Company presently has no intent to use the additional authorized shares of Common Stock for the purposes described above, if the Amendment is adopted, more capital stock of the Company would be available for such purposes than is currently available.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of May 31, 2001 (except as noted), by each person known to the Company to own beneficially more than five percent of the Company's outstanding Common Stock, each director, the chief executive officer and each of the four other most highly compensated executive officers of the Company and all of the executive officers and directors of the Company as a group.

                                                               NUMBER OF SHARES    PERCENTAGE OF
NAME AND ADDRESS(1)                                           BENEFICIALLY OWNED     CLASS(2)
-------------------                                           ------------------   -------------
Peter M. Carlino(3)(4)......................................        5,484,534          34.2%
Harold Cramer(4)(5).........................................        4,521,404          29.2%
Peter D. Carlino(6).........................................        4,504,040          29.2%
Richard J. Carlino(7).......................................        4,324,244          28.0%
Carlino Family Trust(8).....................................        4,300,326          27.8%
William J. Bork(4)..........................................          150,668           1.0%
David A. Handler(4).........................................           86,395          *
John M. Jacquemin(4)........................................           25,950          *
Robert S. Ippolito(4).......................................           23,600          *
Robert P. Levy(4)...........................................           22,500          *
Robert Abraham(4)...........................................           20,750          *
George A. Connolly(4).......................................            7,700          *
Joseph A. Lashinger Jr......................................               --          *
Akre Capital Management, LLC
  Potomac Tower, 6th Floor
  1001 19th Street North
  Arlington, Virginia 22209(9)..............................        1,099,998           7.1%
All executive officers and directors as a group (10
  persons)(4)...............................................        6,043,175          39.1%

------------------------

*   Less than 1%.

(1) The persons named in the above table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them except as otherwise shown in the succeeding footnotes, and the address of each such person, other than Akre Capital Management, LLC is c/o the Company, 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610.

(2) The percentage for each beneficial owner is calculated based on (i) the aggregate number of shares reported to be beneficially owned by such group or individual and (ii) the aggregate number of shares of Common Stock outstanding (less shares held in Treasury) as of May 31, 2001 (15,448,350 shares).

(3) The number of shares in the table includes 4,300,326 shares owned by the Family Trust (as defined in Note (5) below) as to which Peter M. Carlino has sole voting power for the election of directors and certain other matters, shared voting power with respect to certain matters, and shared investment power; and 581,958 shares owned jointly by Mr. Carlino and his wife, Marshia Carlino.

(4) Includes shares that may be acquired upon the exercise of outstanding options and warrants that are exercisable within 60 days of May 31, 2001, as follows: Peter M. Carlino, 602,250 shares; Harold Cramer, 15,000 shares; William J. Bork, 140,668 shares; David A. Handler, 22,500 shares; John M. Jacquemin, 22,500 shares; Robert S. Ippolito, 21,750 shares; Robert P. Levy, 22,500 shares; Robert Abraham, 19,750 shares; George A. Connolly, 7,500 shares; and all executive officers and directors as a group, 874,418 shares.

(5) The number of shares in the table includes 300,326 shares owned by the Family Trust, and an aggregate of 182,578 shares owned by a marital trust for the benefit of Peter D. Carlino and by a residuary trust for the benefit of Peter D. Carlino's children as to both of which Harold Cramer has shared investment power and shared voting power.

(6) The number of shares in the table includes 4,300,326 shares owned by an irrevocable trust (the "Family Trust") among Peter D. Carlino and his eight children, as settlors, and certain trustees, as to which Peter D. Carlino has shared investment and voting power with respect to certain matters; and 182,578 shares owned by a marital trust for the benefit of Peter D. Carlino and by a residuary trust for the benefit of Peter D. Carlino's children as to both of which Peter D. Carlino has shared investment power and shared voting power.

(7) The number of shares in the table includes 300,326 shares of Common Stock owned by the Family Trust, as to which Richard J. Carlino has shared investment power and shared voting power as to certain matters.

(8) See note (5).

(9) The information in the table is based on information contained provided to the Company by Akre Capital Management, LLC as of March 10, 2001.

                                 OTHER MATTERS

    The Company has mailed a proxy card together with this proxy statement to all shareholders of record at the close of business on June 25, 2001. The Board of Directors does not know of any other business that will be presented for consideration at the Special Meeting. Except as the Board of Directors may otherwise permit, only the business set forth and discussed in the Notice of Special Meeting and Proxy Statement may be acted on at the Special Meeting. If any other business does properly come before the Special Meeting or any postponement or adjournment thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

                                          By Order of the Board of Directors,
                                          ROBERT S. IPPOLITO
                                          SECRETARY


July 3, 2001

                                                                           PROXY

                             PENN NATIONAL GAMING, INC.
                 SPECIAL MEETING OF SHAREHOLDERS, JULY 23, 2001

    The undersigned hereby appoints Peter M. Carlino and Harold Cramer, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of Common Stock of Penn National Gaming, Inc. (the "Company"), which the undersigned is entitled to vote at the Special Meeting of Shareholders thereof to be held on July 23, 2001 and at any and all postponements and adjournments thereof, upon the following matters:

1. To approve an amendment to the Company's Amended and Restated Articles of Incorporation, as amended, to increase the authorized number of shares of Common Stock, par value $.01 per share, that the Company is authorized to issue from 20,000,000 shares to 200,000,000 shares.

            / /  For            / /  Against            / /  Abstain

2. In their discretion, such other business as may properly come before the special meeting and any and all adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM NO. 1. IF NO SPECIFICATION IS MADE, SUCH PROXY WILL BE VOTED "FOR" THIS ITEM AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

                                          Dated _________________________, 2001
                                               __________________________
                                               Signature of Shareholder
                                               __________________________
                                               Signature of Shareholder
                                               Please sign exactly as
                                               name appears.
                                               For joint accounts, each
                                               joint owner must sign.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY.